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                                                                    EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in Federal Express Corporation's previously filed Form S-8 Registration Statements Nos. 2-74000, 2-95720, 33-20138, 33-38041
and 33-55055 and Form S-3 Registration Statements Nos. 33-47176, 33-50013, 33-51623 and 33-56569 of our reports dated June 29, 1995, included (or incorporated by reference) in Federal Express Corporation's Form 10-K for the year ended May 31, 1995.





                                        /S/ARTHUR ANDERSEN LLP
                                        ----------------------
                                        ARTHUR ANDERSEN LLP



Memphis, Tennessee,
August 1, 1995